Sub-Item 77Q1(a)

Copies of any material amendments to the registrant’s charter or bylaws:

Amended Schedule B, dated February 15, 2007, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on February 27, 2007 (Accession
Number 0001145443-07-000493).

Amended and Restated By-Laws dated January 16, 2007.  Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on February 27, 2007
(Accession Number 0001145443-07-000493).